UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2007

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:(203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 18, 2007, Alexion Manufacturing LLC, or Alexion Manufacturing, a wholly-owned subsidiary of the registrant Alexion Pharmaceuticals, Inc., or Alexion, amended its mortgage loan agreement with iStar Financial Inc. to increase the loan amount by $18,000,000, resulting in an aggregate principal balance of $44,000,000. The mortgage loan is evidenced by an amended and restated promissory note and all obligations under the loan continue to be guaranteed by Alexion to the extent described in the agreements. In connection with the mortgage loan amendment, Alexion Manufacturing amended the Construction Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, which granted the lender a security interest in the facility and the inventory, accounts and other property of Alexion Manufacturing, to reflect the increased loan amount.

From the effective date of the amendment, the mortgage loan bears interest at a new fixed annual rate of 9.12%, and in the event of default, the rate increases to 14.12%. Interest-only payments continue to be due monthly and the loan principal plus interest payments are due in equal installments of approximately $489,000 commencing March 2010 through August 2017, at which time all outstanding balances are due. The proceeds of the loan shall be used to finance the on-going construction of Alexion’s Smithfield, Rhode Island manufacturing facility and for other general corporate purposes.

The other material terms and conditions of the original loan remain in force and effect as described in Alexion’s filings with the U.S. Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment to Loan Agreement and Other Loan Documents, dated July 18, 2007, by and between Alexion Manufacturing LLC, as borrower, and iStar Financial Inc., as lender

10.2	Amended and Restated Promissory Note, dated July 18, 2007 issued by Alexion Manufacturing LLC

10.3	First Amendment to Construction Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated July 18, 2007, by Alexion Manufacturing LLC in favor of iStar Financial Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: July 23, 2007	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I.H. Dubin
	Title:	Senior Vice President and General Counsel